Exhibit 10.1

GENERAL ASSIGNMENT

This General Assignment (“Assignment”) is made and entered into this 28th day of November, 2025, by and among, Lazy Liquidation, LLC (“Assignee”), on the one hand, and Lazydays Holdings, Inc. (“Assignor”), on the other hand, with reference to the following:

RECITALS

A. Assignor has its principal place of business located at 6130 Lazy Days Blvd., Seffner, Florida, USA, 33584, and Assignor’s federal tax identification number is 82-4183498.

B. Assignor previously entered into an Asset Purchase Agreement (the “APA”), dated as of October 6, 2025, with certain affiliates of Assignor and Campers Inn Holding Corporation, pursuant to which Assignor has consummated the final Closing (as defined in the APA) thereunder and, as a result, the Excluded Assets (as defined in the APA) specified in the APA constitute the only remaining assets of Assignor.

C. Assignor has determined that it is unable to pay its debts in full and that transferring title to all of its assignable assets to Assignee to be held by Assignee in trust for the benefit of Assignor’s creditors is in the best interests of Assignor’s creditors.

D. The assignment to be effected pursuant to this General Assignment has been approved by Assignor’s Board of Directors and by the requisite vote of stockholders.

AGREEMENT

NOW, THEREFORE, Assignor, for valuable consideration, receipt of which is hereby acknowledged, hereby makes the following general assignment to Assignee for the benefit of Assignor’s creditors under the following terms and conditions, all of which terms and conditions are agreed to by Assignor and Assignee:

1. Assignment of Assets. Subject to Sections 1.1 and 1.2 below, Assignor hereby grants, assigns and transfers to Assignee, in trust, for the benefit of Assignor’s creditors, all of Assignor’s assignable property and assets of every kind and nature, whether real or personal property assets, wherever situated or located, and that are not exempt from the enforcement of a money judgment, including, without limitation, all inventory, accounts receivable, goods, furniture, fixtures, machinery, equipment, raw materials, work in process, general intangibles, real estate, intellectual property, shares of capital stock, limited liability company interests or other interests in other legal entities (each, a “Subsidiary Entity”), deposits, books, records, cash, bank accounts, tax refunds, all choses in action, insurance policies and refunds, and any and all attorney-client or other privilege belonging to Assignor, and all other property of every kind and nature, whether owned by Assignor or in which each Assignor has an interest (the “Assignment Estate”). While this Assignment effectuates the transfer of legal title and possession of all of Assignor’s assignable assets to Assignee to become property of the Assignment Estate, this Assignment constitutes a transfer of only those assets that can be transferred legally and does not constitute a transfer of property that is illegal to transfer or contractually not authorized to be transferred.

1.1 Exclusion of Certain Contracts and Leases. Assignor’s contracts and leases, whether involving personal property or real property, are not being assigned by Assignor pursuant to this General Assignment and are not included in the Assignment Estate, and Assignee is not assuming any liability under any such contracts or leases, unless any such assignment is permitted by any such contract or lease or consented to by the counter-party to any such contract or lease and such assignment occurs through a separate written document signed by Assignor (or by Assignee through its Power of Attorney herein) and Assignee in Assignee’s sole and absolute discretion. Assignor hereby appoints Assignee as its attorney-in-fact to enable Assignee to effectuate any such assignment of any such contract or lease to Assignee, if Assignee concludes that accepting any such assignment is in the best interests of the Assignment Estate. Assignor hereby further appoints Assignee as its attorney-in-fact to enable Assignee to terminate any such contract or lease if Assignee concludes that terminating such contract or lease is in the best interests of the Assignment Estate. In addition, any claims-made liability insurance policies of Assignor (inclusive of Directors and Officers/Side A DIC (primary and excess); Employment Practices Liability (primary and excess) (inclusive of punitive wrap); Fiduciary; Insurance Agent’s Errors and Omissions; Cyber Liability (primary and excess), and all Run-Off Endorsements thereto) are not being assigned by Assignor pursuant to this General Assignment and are not included in the Assignment Estate.

1.2 Employee Benefit Plan Exclusion and No Employment of Employees. Any employee benefit plan of Assignor (which includes any related employee trust fund), including, without limitation, any ERISA- qualified plan or other similar employee plan, is not being assumed by Assignee or assigned to Assignee and is not being included in the Assignment Estate. Assignee shall not be or be deemed to be an administrator under any such employee benefit plan, nor shall Assignee be deemed to have assumed or to have any role in, or responsibility for, the termination of any such employee benefit plan. Assignee shall not be deemed to have hired or employed any of Assignor’s employees, contractors, representatives or agents nor has Assignee assumed any responsibility for any such employees, contractors, representatives or agents of Assignor or for the termination of any such employees, contractors, representatives or agents of Assignor. Any employment or other business relationship between Assignee and any such employee, contractor, representative or agent of Assignor could only occur and be effective through the joint execution of a written agreement entered into by Assignee and any such employee, contractor, representative or agent of Assignor.

2. Real Property. This Assignment constitutes a grant deed to all real property and interests in real property owned by Assignor (not including any real property leases and leasehold interests which are expressly excluded from the Assignment Estate as provided in Section 1.1 above). Assignor hereby appoints Assignee as its attorney-in-fact for any and all matters concerning any such real property interest, including, but not limited to, the sale, transfer or other disposition of any such real property interest.

3. Delivery of Documents, Endorsements and Mail Delivery. Concurrently with the execution of this Assignment or as soon thereafter as possible, Assignor agrees to deliver to Assignee all of Assignor’s books and records, and to execute and deliver all additional documents of Assignor requested by Assignee, in order to complete the transfer of all of Assignor’s assets to Assignee as intended by this Assignment. Following the execution of this Assignment, neither Assignor nor any representative or agent of Assignor, shall execute any further documents without Assignee’s prior written consent. Assignee is hereby authorized to execute all documents, endorsements and demands requiring the signature of Assignor, in the name of Assignor, including on checks, bank accounts, deposit accounts, and stock certificates, payable to, or standing in the name of, Assignor. Assignor further authorizes Assignee to apply for any deposits, refunds (including specifically, among others, claims for refund of taxes paid or unearned insurance premiums) or claims wherever necessary, owing to or in the name of Assignor. Assignee is authorized to direct that all mail of Assignor be delivered to Assignee as directed by Assignee, with all such mail to be deemed to be property of the Assignment Estate.

4. Assignee’s Disposition of Assets of the Assignment Estate. Assignee, in its discretion, shall attempt to sell, liquidate and dispose of all assets that become property of the Assignment Estate upon such terms and conditions as Assignee deems, in Assignee’s sole and absolute discretion, to be in the best interests of the Assignment Estate, whether in a public or private sale, auction or otherwise. Assignee shall have the right to employ other agents, representatives or professionals to assist Assignee in the performance of Assignee’s duties hereunder, including, solely by way of example only, sales agents, field agents, brokers, auctioneers, attorneys, accountants, etc. Assignee will not continue with any of Assignor’s business operations unless Assignee agrees to do so in writing upon terms acceptable to Assignee, in Assignee’s sole and absolute discretion. Assignee shall not be liable in any manner in connection with the performance of its duties and obligations hereunder except in the event of Assignee’s willful misconduct or violation of law. Assignee’s obligations hereunder shall be in a representative capacity only as an Assignee for the benefit of Assignor’s creditors. Assignee shall administer the Assignment Estate to the best of its ability and it is expressly understood that Assignee, and its agents, employees and representatives, shall be responsible solely for reasonable care and diligence in the administration of the Assignment Estate. Assignee shall not be liable for any act or thing done by Assignee, its agents, employees or representatives performed in good faith in connection herewith. Assignee is not liable or responsible for any obligations of any nature whatsoever incurred at any time by Assignor or any agent, employee or other representative of Assignor, whether incurred before or after the date of this Assignment.

5. Compensation of Assignee. Assignee shall be compensated in accordance with the terms of any Compensation Agreement entered into between Assignor and Assignee, with such compensation to be funded from cash in the Assignment Estate, from proceeds from the sale or other disposition of assets of the Assignment Estate, or otherwise. Assignee shall also be authorized to pay from funds in the Assignment Estate the fees and costs owing by Assignee to any agents, representatives or professionals employed by Assignee.

6. Powers and Duties of Assignee. Assignee may settle or compromise any claims in Assignee’s sole and absolute discretion, and pay or otherwise satisfy any secured or priority debt existing against the Assignment Estate. Assignee has the right, power and standing to open any bank accounts in the name of Assignee and deposit and maintain funds of the Assignment Estate in any such accounts. Assignee has the right, power and standing to borrow money on behalf of the Assignment Estate and to pledge, secure or hypothecate any assets of the Assignment Estate as Assignee deems appropriate. Assignee has the right, but not any obligation, to effectuate the dissolution of Assignor in accordance with applicable law. Assignee shall be responsible for using its best efforts to prepare and cause Assignor to file any applicable state, county, local and federal tax returns of Assignor, to cause Assignor to comply with any other tax obligations under applicable laws, rules or regulations, to prepare and deliver any applicable W-2s to any former employees of Assignor and to otherwise cause Assignor to wind-up its affairs in an orderly fashion in accordance with applicable laws, rules and regulations. To the extent that Assignee receives notice of any pending or threatened claims against any current or former director or officer of Assignor, Assignee shall use its reasonable best efforts to provide notice of such claims to such director or officer. Any act or action done or taken by Assignee shall bind the Assignment Estate and Assignee only in its capacity as Assignee for the benefit of creditors. No owner, member, agent or representative of Assignee shall have any personal liability for any action taken in their capacity as a representative of Assignee and/or the Assignment Estate, and all such owners, members, agents and representatives of Assignee shall be fully indemnified by the Assignment Estate for any liability incurred by them, including for any fees (including attorneys’ fees) and costs, except in the event it has been determined by a final order of a court of competent jurisdiction that such person’s conduct constitutes willful misconduct or a violation of law. Assignee shall have the right to institute and prosecute legal proceedings or actions in the name of Assignor, the same as if Assignor had instituted and prosecuted such proceedings or actions. Assignee is hereby authorized to defend against any action instituted against Assignor and to appear on behalf of Assignor in any proceedings (legal or otherwise) in which Assignor is a party but that would be done at Assignee’s sole and absolute discretion as Assignee shall not be obligated to defend against any action instituted against Assignor.

7. Power of Attorney. Assignor hereby appoints Assignee as its attorney-in-fact and hereby grants to Assignee an irrevocable general power of attorney, coupled with an interest, for all purposes and includes the right of Assignee to execute all documents of any nature whatsoever in the place of Assignor including, but not limited to: (i) to transfer or assign any of Assignor’s patents, patent applications and other intellectual property, leases, contracts, licenses and any other assets, by the execution of assignment agreements and, where appropriate, through filings with the U.S. patent and trademark office and other U.S. and foreign filing offices and (ii) to cause the transfer of any shares of capital stock of any Subsidiary Entity on the books and records of such Subsidiary Entity, with full power of substitution and re-substitution in the premises (and this Assignment constitutes an irrevocable stock power and power of attorney of Assignor for such purpose). Assignor hereby grants to Assignee the full power of attorney to act for Assignor, including in the name of Assignor, in connection with any proceeding instituted against Assignor under title 11 of the United States Code, Sections 101 et seq. (the “Bankruptcy Code”), including the right to defend against or to oppose any involuntary bankruptcy petition commenced against Assignor under chapter 7 or chapter 11 of the Bankruptcy Code. Assignor hereby grants to Assignee the full power of attorney to prepare, execute and file, on behalf of Assignor, any applicable state, county, local and federal tax returns of Assignor, and to prosecute in the name of Assignor or Assignee or to make any claim for any tax refund, insurance refund or any other refund or monies owing to Assignor or the Assignment Estate. Assignor hereby grants to Assignee the full power of attorney to sign checks on behalf of or in the name of Assignor and to cash, deposit or endorse any such checks in the name of Assignor or in the name of Assignee as the Assignee deems appropriate. Assignor hereby assigns to Assignee any and all attorney-client or other privilege belonging to Assignor and control over any such privilege, and hereby grants to Assignee the full power of attorney to act for Assignor with respect to the control of any such privilege.

8. Representations and Warranties of Assignor to Assignee. Assignor hereby represents and warrants to Assignee that as of the date of this Assignment:

(a)	Assignor has all requisite power and authority to enter into this Assignment and to perform all of Assignor’s obligations under this Assignment.

(b)	This Assignment constitutes the legal and binding obligation of Assignor enforceable against Assignor in accordance with all of the terms of this Assignment.

(c)	All claims against Assignor for wages, expense reimbursements, benefits and other compensation with priority pursuant to California Code of Civil Procedure §1204 have been satisfied in full or waived by the respective claimant.

9. Definition of Transaction. Assignor understands and agrees that this Assignment is a “general assignment for the benefit of creditors” as set forth in Section 493.010 in the California Code of Civil Procedure which constitutes an assignment to Assignee of all of Assignor’s assignable assets which are transferable and not exempt from enforcement of a money judgment subject to that set forth above.

10. Limitation of Liability. Assignor acknowledges that Assignee is acting solely as the Assignee in connection with this Assignment and no member, officer, agent, employee or representative of Assignee is serving as Assignee in their individual capacity. As a result, Assignor expressly agrees that neither Assignee nor any member, officer, agent, employee or representative of Assignee shall be subject to any personal liability whatsoever to any creditor of Assignor. In furtherance thereof:

a)	Assignee shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Assignment or as otherwise required by law, and no implied covenants, duties or other obligations shall be read into this Assignment. Assignee may conclusively rely upon the truth, accuracy and completeness of all statements made by Assignor and all documents signed by Assignor or presented by Assignor to Assignee. Assignee shall not be liable for any error of judgment made in good faith, and neither Assignee nor the Assignment Estate shall be liable for any action taken or omitted to be taken by Assignee made in good faith or upon the advice of counsel or other professional employed by Assignee.

b)	The Assignment Estate shall defend, indemnify and hold Assignee and all of its past and present officers, members, managers, directors, agents, employees, counsel, representatives, successors and assigns (collectively, “Assignment Estate Representatives”) harmless from and against any and all Indemnified Claims (defined below), except if it is determined by a final order of a court of competent jurisdiction that any such person’s conduct constitutes willful misconduct or a violation of applicable law.

c)	The foregoing indemnification provisions shall survive any termination of this Assignment.

d)	For purposes hereof, “Indemnified Claims” means any and all claims, demands, actions, causes of action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, the fees and expenses of attorneys and all other professionals, consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, any Assignment Estate Representatives at any time and from time to time, because of, resulting from, in connection with, or arising out of this Assignment, the transactions contemplated hereby, including but not limited to economic loss, property damage, personal injury or death in connection with, or occurring on or in the vicinity of, any assets of the Assignment Estate through any cause whatsoever, any act performed or omitted to be performed under this Assignment, the transactions contemplated hereby, or any breach by Assignor or Assignee, as applicable, of any representation, warranty, covenant, agreement or condition contained herein.

11. Entire Agreement. This Assignment supersedes all prior written or oral discussions and agreements between Assignor and Assignee or any other parties with respect to the subject matter hereof and contains the sole and entire agreement between Assignor and Assignee with respect to the subject matters contained in or addressed by this Assignment or any other matter related thereto.

12. Headings. The headings used in this Assignment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13. Invalid Provisions. If any provision of this Assignment is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Assignor or Assignee under this Assignment will not be materially and adversely affected thereby, (a) such provision will be fully severable from this Assignment, (b) this Assignment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment, and (c) the remaining provisions of this Assignment will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Assignment.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in the State of California, without giving effect to the conflicts of laws principles thereof.

15. Interpretation of this Assignment. Both Assignor and Assignee participated in the drafting of this Assignment, negotiated the terms of this Assignment, and approved all of the terms of this Assignment. This Assignment shall therefore not be construed more strictly against Assignor or Assignee.

16. Specific Performance. Both Assignor and Assignee acknowledge and agree that payment of monetary damages may not be possible and, even if payable, may not adequately compensate the other party for a breach of this Assignment. As a result, each party shall be entitled to seek and to obtain specific performance under this Assignment as their sole or partial remedy.

17. Counterparts. This Assignment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures to this Assignment transmitted by facsimile or electronically (by pdf or otherwise) shall have the same force and effect as original signatures.

ASSIGNOR: Lazydays Holdings, Inc.

/s/ Robert DeVincenzi
By:	Robert DeVincenzi
Its:	Chairman

ASSIGNEE: Lazy Liquidation, LLC

/s/ Jeff Klausner
By:	Jeff Klausner
Its:	Manager

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